UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
The information set forth below in Item 8.01 of this report with respect to the pre-funded warrants to be issued and sold in the offering (described below) is incorporated by reference into this Item 1.01.

Item 8.01. Other Events.
On November 6, 2023, Alpine Immune Sciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Cowen and Company, LLC and Leerink Partners LLC, acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 8,800,000 shares of common stock (the “Firm Shares”) and pre-funded warrants to purchase 3,200,000 shares of common stock at an exercise price equal to $0.001 per share (the “Pre-Funded Warrants”) being sold by the Company. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 1,800,000 shares of common stock (the “Option Shares” and, together with the Firm Shares, the “Shares”). All of the Shares and Pre-Funded Warrants are being sold by the Company. The offering price of the Shares to the public is $12.50 per share, and the offering price of the Pre-Funded Warrants to the public is $12.499 per Pre-Funded Warrant (equal to the public offering price per share of common stock minus the exercise price of each Pre-Funded Warrant). The Underwriters will purchase the Firm Shares and the Option Shares (if any) from the Company pursuant to the Underwriting Agreement at a price of $11.75 per share and will purchase the Pre-Funded Warrants from the Company pursuant to the Underwriting Agreement at a price of $11.749 per Pre-Funded Warrant. The net proceeds to the Company from the offering are expected to be approximately $140.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. The offering is expected to close on November 9, 2023, subject to the satisfaction of customary closing conditions.
The offering is being made pursuant to the Company’s previously filed shelf registration statement on Form S-3 (File No. 333-271517), declared effective by the SEC on May 9, 2023, and a related base prospectus included in such registration statement, as supplemented by a preliminary prospectus supplement dated November 6, 2023 and a final prospectus supplement dated November 6, 2023.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
In connection with the offering, the Company and the Company's directors and officers and certain stockholders also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the representatives, subject to certain exceptions, for 60 days (in the case of the Company) or 45 days (in the case of such directors, officers and certain stockholders) after the date of the final prospectus supplement.
The exercise price and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the shares of common stock.
Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. Each Pre-Funded Warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Subject to applicable law, upon exercise of a Pre-Funded Warrant, a holder may elect to receive the same number of shares of common stock as the number for which the Pre-Funded Warrant is exercisable. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.
In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.
The Underwriting Agreement is filed as Exhibit 1.1 and the form of Pre-Funded Warrant is filed as Exhibit 4.1 to this report and are incorporated by reference herein. The description of the terms of the Underwriting Agreement, the form of Pre-Funded Warrant and the lock-up agreements is qualified in its entirety by reference to such exhibits. A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in the offering is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 6, 2023, by and among Alpine Immune Sciences, Inc. and Morgan Stanley & Co. LLC, Cowen and Company, LLC and Leerink Partners LLC, as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2023	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer